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                                 EXHIBIT 24


                              POWER OF ATTORNEY
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The undersigned directors of Twin Disc, Incorporated (the "Company") hereby severally constitute Michael E. Batten and James O. Parrish, and each of them singly, true and lawful attorneys-in-fact with full power to them, and each of them, singly, to sign for us and in our names as directors the proposed registration statement on Form S-8 to be filed by the Company in connection with the registration of 100,000 shares of Twin Disc, Incorporated common stock, no par value, to be available for purchase by employees through The Accelerator 401(k) Savings Plan, and to sign any and all amendments (including post-effective amendments) to said registration statement, and generally do all such things in our names and behalf as directors to enable Twin Disc, Incorporated to comply with the provisions of the Securities Act of 1933 and the Securities and Exchange Act of 1934 and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures so they may be signed by our attorneys-in-fact, or either of them, as set forth below.


/s/ JOHN A. MELLOWES
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John A. Mellowes, Director


/s/ PAUL J. POWERS
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Paul J. Powers, Director


/s/ DAVID B. RAYBURN
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David B. Rayburn, Director


/s/ DAVID L. SWIFT
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David L. Swift, Director


/s/ GEORGE E. WARDEBERG
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George E. Wardeberg, Director


/s/ DAVID R. ZIMMER
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David R. Zimmer, Director
                                                              July 26, 2002